Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Network Commerce Inc.:

         As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                                     /s/ Arthur Andersen LLP
                                                     Arthur Andersen LLP

Seattle, Washington

September 10, 2001